SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 29, 2003
(Date of Earliest Event Reported)

AUTOZONE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	1-10714	62-1482048
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation or Organization)		Identification No.)

123 South Front Street
Memphis, Tennessee		38103
(Address of Principal Executive Offices)		(Zip Code)

(901) 495-6500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. Other Events
ITEM 7. Financial Statements and Exhibits
SIGNATURE
EX-1.1
EX-1.2
EX-4.1
EX-12.1

ITEM 5.   Other Events.

General

     On October 1, 2002, AutoZone, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-100205) (the “Registration Statement”), relating to the registration under the Securities Act of 1933, as amended, of up to $500,000,000 aggregate offering price of debt securities, which Registration Statement was declared effective on October 10, 2002.

     On May 29, 2003, the Company initiated the offering of $200,000,000 aggregate principal amount of its 4.375% Senior Notes due 2013 (the “Notes”), pursuant to an underwriting agreement (the “Underwriting Agreement”) and related terms agreement dated May 29, 2003 (the “Terms Agreement”), by and among the Company and Citigroup Global Markets Inc. and SunTrust Capital Markets, Inc., as representatives of the several underwriters named therein. The Company expects to complete the sale, and the underwriters expect to deliver the Notes, on or about June 3, 2003. The Notes will be issued pursuant to the Indenture, dated as of July 22, 1998, between the Company and Bank One Trust Company, N.A. (as successor in interest to The First National Bank of Chicago), as trustee, a copy of which is incorporated by reference in the Registration Statement as Exhibit 4.1 thereto. Each of the Underwriting Agreement, the Terms Agreement, the form of Note and the Computation of Ratio of Earnings to Fixed Charges is filed herewith as an Exhibit and incorporated herein by this reference.

ITEM 7.   Financial Statements and Exhibits.

(c) Exhibits.

1.1	Underwriting Agreement, dated May 29, 2003, by and among the Company and Citigroup Global Markets Inc. and SunTrust Capital Markets, Inc.

1.2	Terms Agreement, dated May 29, 2003, by and among the Company and Citigroup Global Markets Inc. and SunTrust Capital Markets, Inc., as representatives of the several underwriters named therein.

4.1	Form of Note.

12.1	Computation of Ratio of Earnings to Fixed Charges.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTOZONE, INC.

Date: May 29, 2003	By:	/s/ Harry L. Goldsmith
		Name:	Harry L. Goldsmith
		Title:	Senior Vice President,
General Counsel & Secretary